UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 21, 2006, Aspen Insurance Holdings Limited (the ‘‘Company’’) entered into a Master Confirmation agreement with Goldman, Sachs & Co. (‘‘Goldman Sachs’’) pursuant to which the Company has agreed to repurchase $44 million of its ordinary shares from Goldman Sachs in a private transaction in connection with an accelerated stock buyback (‘‘ASB’’) program. The Master Confirmation contains the principal terms and provisions governing the ASB between the Company and Goldman Sachs. The shares will be repurchased for an upfront payment of $44 million, subject to collar provisions that establish the minimum and maximum numbers of shares to be repurchased by the Company. In connection with the ASB, Goldman Sachs is expected to purchase the amount of shares required to be delivered to the Company under the terms of the Master Confirmation in the open-market over time. The Company will receive a minimum number of shares from Goldman Sachs at the end of the hedge completion date, based on the Rule 10b-18 volume weighted average price of shares traded during that period. The program is expected to be completed within three months. At the end of the program, the Company may receive additional shares, if applicable, based on the Rule 10b-18 volume weighted average price of shares traded during the purchase period. The repurchased shares will be cancelled and retired.

This transaction together with the share repurchase announced on December 1, 2006 which completed on December 6, 2006 in the sum of approximately $156 million represents a total cumulative repurchase amount of approximately $200 million, being part of the $300 million share repurchase program authorized by the Company’s board of directors as announced on November 8, 2006. The cumulative share repurchase of approximately $200 million was funded materially with the proceeds of the sale of Aspen’s 7.401% perpetual non-cumulative preference shares, which closed on November 15, 2006.

Master Confirmation

The Master Confirmation contains the principal terms and provisions governing the ASB between the Company and Goldman Sachs including, but not limited to, the mechanism used to determine the final settlement amount of shares owed to the Company, if applicable, the permitted methods and required timing of settlement, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods, dates and other transactions that impact the settlement amount, the specific circumstances under which the ASB may be terminated early, the right of the Company and Goldman Sachs to enter into similar transactions, including additional accelerated stock buyback arrangements or open market purchase programs, definitions of terms used throughout the Master Confirmation, and various acknowledgements, representations and warranties made by the Company and Goldman Sachs to one another, including intended compliance with Rule 10b5-1.

Supplemental Confirmation

The Supplemental Confirmation dated December 21, 2006 sets forth the specific pricing terms and other provisions relating to the ASB including, but not limited to, the minimum and maximum number of shares repurchased from Goldman Sachs, the prepayment amount, the period during which Goldman Sachs will establish its hedge position relating to the transaction, the forward price adjustment amount, the acceleration date and the scheduled termination date of the transaction.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant

The information set forth above in ‘‘Item 1.01. Entry into a Material Definitive Agreement’’ is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: December 22, 2006	By:	/s/ Julian Cusack
	Name:	Julian Cusack
	Title:	Chief Financial Officer